Exhibit 99.1
Sema4 Reports Second Quarter 2021 Financial Results and Business Highlights
85% test-volume growth (excluding COVID-19 tests) compared to same period in 2020
Recorded 56% growth in total revenue of $46.9 million
Expanded health system partnerships to include NorthShore University, AdventHealth, and Avera Health
Commitment to 2023 target of ~$500m in total revenue
Sema4 to host conference call today at 4:30 p.m. ET
STAMFORD, CT — August 16, 2021 — Sema4 Holdings Corp. (Nasdaq: SMFR) (“Sema4”), an AI-driven genomic and clinical data intelligence platform company, today reported the financial results for the second quarter ended June 30, 2021 of Mount Sinai Genomics, Inc. d/b/a Sema4, Sema4’s operating entity prior to the business combination, and provided an update on key strategic and operational initiatives.
“Becoming a public company last month marked a transformative step towards delivering on our long-term mission to combine genomic and clinical data in a precision medicine model to improve the standard of care for patients,” said Eric Schadt, Ph.D., Founder and Chief Executive Officer of Sema4. “The business platform is similarly purpose built, driving a virtuous cycle of ingesting data, delivering differentiated insights to support clinicians, researchers, and patients, which in turn drives more engagement, more interactions, and generates more data to fuel the cycle.”
“With a deep balance sheet we are rapidly expanding our core reproductive health and emerging oncology businesses, and believe as the size and scale of Sema4’s health intelligence platform grows, so will its potential value. In that regard, we are excited to announce three new health system partnerships in 2021 thus far,” Dr. Schadt continued. “These are critical proof points in our model and we expect the proceeds from our recent merger to accelerate our ability to fuel organic growth through our rapid investment in infrastructure, people, technology, and sales, and drive increased capabilities and market share through the acquisition of complementary businesses.
Isaac Ro, Chief Financial Officer of Sema4, added: “Volume growth is strong and we remain confident in our long-term goal of delivering $500 million in 2023 revenue as we partner with health systems, expand the menu of offerings, and scale the business.”
Second Quarter & Recent Highlights
•Resulted 71,702 diagnostic tests in the second quarter, excluding COVID-19 tests, up 85% compared to the same period of 2020 and up 7% compared to the first quarter 2021
•Recorded 56% growth in total revenue with $46.9 million compared to $30.1 million in the same period of 2020
•Expanded health system collaborations with new partners and services with NorthShore University HealthSystem, AdventHealth, and Avera Health
•Now managing a data asset over 35 petabytes, expanding at 1.2 petabytes per month with an accelerating growth rate
•Now maintains a database that includes more than 11.7 million de-identified individual clinical records, many with genomic profiles
•Completed business combination with CM Life Sciences, Inc, a special purpose acquisition company (SPAC), raising $510 million in net cash proceeds in July
•Further strengthened C-suite bench with the addition of experienced industry leaders, including Isaac Ro (Chief Financial Officer), William Oh (Chief Medical Science Officer), and Andrew Kasarskis (Chief Data Officer)
Second Quarter Financial Results
Total revenue for the second quarter of 2021 was $46.9 million, compared to $30.1 million in the second quarter of 2020. Revenue growth was driven primarily by an increase of volume in Women’s Health and Oncology solutions, along with growth in collaboration service activities due to the execution of three new third-party contracts.
Cost of services was $49.6 million in the second quarter of 2021, compared to $36.0 million in the same period of 2020. The increase was due to increased volumes in our non-COVID business, footprint expansion in our Stamford lab, expanded headcount, temporary labor costs related to COVID-19, and higher logistical and supply costs.

Operating expenses for the second quarter of 2021 were $41.9 million. This compared to operating expenses of $28.3 million in the second quarter of 2020. The increase in operating expenses was due in part to higher personnel-related costs coupled with professional services related to the business combination.
Second quarter of 2021 net loss was ($45.4) million compared to net loss of ($32.1) million for the same period in 2020.
Total cash, including cash equivalents, was $26.5 million as of June 30, 2021. This does not include $510 million net cash proceeds Sema4 received from the consummation of the July 2021 business combination.
Webcast and Conference Call Details
Sema4 will host a conference call today, August 16, 2021, at 4:30 p.m. Eastern Time. Interested parties may access the live teleconference by dialing (844) 631-4065 for domestic callers or (929) 517-0920 for international callers, followed by conference ID: 6887762. A live and archived webcast of the event will be available on the “Events” section of the Sema4 investor relations website at https://ir.sema4.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our long-term goal for 2023 revenue, and our expectations for our growth and future investment in our business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, and (iii) the size and growth of the market in which we operate. In particular, our ability to achieve our long-term goal for 2023 revenue is highly dependent on a number of variables, including our ability to increase the number of billable tests and achieve reimbursement for our tests from third-party payers, our ability to successfully execute our technology and business development plans and growth strategy, our ability to compete in rapidly developing markets, our ability to demonstrate the clinical utility of and continue to commercialize our platforms including Centrellis and Traversa, and the continuation of favorable regulations affecting the markets in which we operate. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2021 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations. Furthermore, our long-term goal for 2023 revenue should not be looked upon as “guidance” of any sort.
About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis™, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.
For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.
Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com

Mount Sinai Genomics, Inc.
Condensed Balance Sheets
(In thousands, except per share amounts)

	June 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$26,501	$108,132
Accounts receivable	24,568	32,044
Due from related parties	437	289
Inventory	29,128	24,962
Prepaid expenses and other current assets	18,378	8,681
Total current assets	99,012	174,108
Property and equipment, net	62,097	63,110
Restricted cash	10,828	10,828
Other assets	3,596	3,596
Total assets	$175,533	$251,642

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$43,650	$38,591
Due to related parties	1,278	1,425
Current contract liabilities	1,341	1,783
Other current liabilities	24,764	31,643
Total current liabilities	71,033	73,442
Long-term debt, net of current portion	18,028	18,971
Stock-based compensation liabilities	295,049	131,989
Other liabilities	21,907	22,852
Total liabilities	406,017	247,254

Commitments and contingencies

Redeemable convertible preferred stock:
Series A-1 redeemable convertible preferred stock, $0.00001 par value: 447,373 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020; aggregate liquidation preference of $55,000 at June 30, 2021 and December 31, 2020	51,811	51,811
Series A-2 redeemable convertible preferred stock, $0.00001 par value: 522,627 shares authorized at June 30, 2021 and December 31, 2020; 401,347 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020; aggregate liquidation preference of $49,342 at June 30, 2021 and December 31, 2020	46,480	46,480
Series B redeemable convertible preferred stock, $0.00001 par value: 338,663 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020; aggregate liquidation preference of $204,302 at June 30, 2021 and December 31, 2020	118,824	118,824
Series C redeemable convertible preferred stock, $0.00001 par value: 197,824 shares authorized at June 30, 2021 and December 31, 2020; 197,821 shares issued and outstanding at June 30, 2021 and December 31, 2020; aggregate liquidation preference of $121,397 at June 30, 2021 and December 31, 2020	117,324	117,324
Redeemable convertible preferred stock	334,439	334,439
Stockholders’ deficit:
Class A common stock, $0.00001 par value: 2,500,000 shares authorized at June 30, 2021 and December 31, 2020; 36 and 1 share issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Class B convertible common stock, $0.00001 par value: 15,000,000 shares authorized at June 30, 2021 and December 31, 2020; 1,117,413 and 105,429 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	1,483	—
Accumulated deficit	(566,406)	(330,051)
Total stockholders’ deficit	(564,923)	(330,051)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$175,533	$251,642

Mount Sinai Genomics, Inc.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue
Diagnostic test revenue (including related party revenue of $37 and $39 for the three months ended June 30, 2021 and 2020, respectively and $70 and $100 for the six months ended June 30, 2021 and 2020, respectively)	$44,803	$29,796	$107,563	$75,866
Other revenue (including related party revenue of $62 and $0 for the three months ended June 30, 2021 and 2020, respectively and $89 and $0 for the six months ended June 30, 2021 and 2020, respectively)	2,062	306	3,653	891
Total revenue	46,865	30,102	111,216	76,757
Cost of services (including related party expenses of $1,008 and $459 for the three months ended June 30, 2021 and 2020, respectively and $1,286 and $1,033 for the six months ended June 30, 2021 and 2020, respectively)	49,631	35,985	121,443	75,224
Gross (loss) profit	(2,766)	(5,883)	(10,227)	1,533
Research and development	11,954	9,361	65,085	22,457
Selling and marketing	16,247	8,686	47,816	20,419
General and administrative	12,794	8,121	114,711	15,285
Related party expenses	888	2,111	2,685	4,306
Loss from operations	(44,649)	(34,162)	(240,524)	(60,934)

Other income (expense):
Interest income	9	76	30	410
Interest expense	(722)	(615)	(1,445)	(1,189)
Other income, net	—	2,649	5,584	2,671
Total other income (expense), net	(713)	2,110	4,169	1,892
Loss before income taxes	$(45,362)	$(32,052)	$(236,355)	$(59,042)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(45,362)	$(32,052)	$(236,355)	$(59,042)
Weighted average shares outstanding of Class A common stock	8	1	4	1
Basic and diluted net loss per share, Class A common stock	$(5)	$(32,052)	$(317)	$(59,042)
Weighted average shares outstanding of Class B common stock	888,087	—	667,203	—
Basic and diluted net loss per share, Class B common stock	$—	$—	$—	$—

Mount Sinai Genomics, Inc.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30
	2021	2020
Operating activities
Net loss	$(236,355)	$(59,042)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	10,521	5,080
Stock-based compensation expense	164,443	620
Provision for excess and obsolete inventory	2,466	—
Non-cash lease expense	383	5,165
Change in operating assets and liabilities:
Accounts receivable	7,476	(277)
Inventory	(6,632)	1,305
Prepaid expenses and other current assets	(9,697)	2,574
Due to/from related parties	(295)	(350)
Other assets	—	1,174
Accounts payable and accrued expenses	8,447	269
Contract liabilities	(442)	216
Other current liabilities	(7,824)	(2,915)
Net cash used in operating activities	(67,509)	(46,181)

Investing activities
Purchases of property and equipment	(3,320)	(13,553)
Development of internal-use software assets	(6,155)	(1,933)
Net cash used in investing activities	(9,475)	(15,486)

Financing activities
Proceeds from long-term debt	—	6,000
Exercise of stock options	974	—
Long-term debt principal payments	(848)	(2,316)
Capital lease principal payments	(1,994)	—
Payment of deferred transaction costs	(2,779)	—
Net cash (used in) provided by financing activities	(4,647)	3,684

Net decrease in cash, cash equivalents and restricted cash	(81,631)	(57,983)
Cash, cash equivalents and restricted cash, at beginning of period	118,960	115,006
Cash, cash equivalents and restricted cash, at end of period	$37,329	$57,023

Supplemental disclosures of cash flow information
Cash paid for interest	$1,445	$1,238
Purchases of property and equipment in accounts payable and accrued expenses	$87	$301
Software development costs in accounts payable and accrued expenses	$1,225	$1,972
Assets acquired under capital leases obligations	$641	$5,128
Non-cash impact of shares reclass into APIC	$1,483	$—
Unpaid deferred transaction costs included in accounts payable and accrued expenses	$5,799	$—